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                                 EXHIBIT 10.5
                                 ------------


                             MANAGEMENT AGREEMENT
                             --------------------

     This Agreement ("Management Agreement") is made as of May 12, 1997, by and between CONEY ISLAND RUBBISH REMOVAL, INC., a New York corporation (the "Company") and EASTERN WASTE OF NEW YORK, INC., a New York corporation (the "Manager").

                                   RECITALS
                                   --------

     Company is engaged in the business of providing solid waste services, including the collection, hauling, transfer and disposal of solid waste and recyclable materials from commercial and industrial customers located in the five boroughs of New York City, New York (the "Business"). Manager is engaged, among other things, in providing administrative, management, consulting, financial, marketing and operational support services to the solid waste industry. Company and Manager have negotiated an Agreement and Plan of Reorganization dated April 7, 1997 as amended by amendment No. 1 dated May 12, 1997 (the "Acquisition Agreement") pursuant to which Company will sell and Manager will buy substantially all of Company's solid waste collection accounts (the "Accounts") and associated equipment (collectively the "Assets"), in the solid waste collection and disposal business, all as further set forth in the Acquisition Agreement. The parties have filed with the New York City Trade Waste Commission for approval to consummate the Acquisition Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.   Appointment of Manager; Relationship of Company and the Manager.
          ---------------------------------------------------------------
Manager shall provide administrative, management, consulting, financial, marketing and operational support services to the Company, as hereinafter provided. Manager shall conduct the Business on its own behalf, for its own benefit, and retain all revenues generated by the Business and pay all expenses and liabilities incurred and accrued by the Business on and after the date of this Agreement including without limitation, all installments of Company Debt. Manager, at all times, shall be independent of the Company. The Company shall permit the Business and the Assets to remain in its name to accommodate the Manager. Nothing contained herein shall be deemed to make or render the Company a partner, co-venturer or other participant in the business or operations of the Manager, or in any manner to render Company liable, as principal, surety, guarantor, agent or otherwise for any of the debts, obligations or liabilities of Manager. Excluded from this Management Agreement is any authority with respect to the
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Excluded Assets (as defined in the Acquisition Agreement), all control over the responsibility for which shall remain with the Company (except, with respect to accounts receivables, as set forth in Section 8).

     2.   Management Services.  Commencing on the date of this Agreement,
          -------------------
Manager will provide, supply and render such administrative, management, consulting, financial, marketing and operational support services as are necessary to provide service to the Accounts and, as more specifically described below, shall:

     (a) Administer, supervise and control all of the finances of the Business, including payroll, taxes, accounting, bookkeeping, record keeping, managing or accounts payable, and accounts receivable, banking, financial records and reporting functions as they pertain to the Accounts, with the power to make such changes therein, in its sole discretion, and to incorporate such functions into systems used by Manager.

     (b)  Select and employ all personnel necessary to service the Accounts.

     (c) Supervise and control the purchase of all materials and supplies, and acquire, lease, dispose of and repair equipment and facilities necessary to provide safe and adequate service to the Accounts.

     (d) Manage, at Manager's sole discretion, all costs and all pricing on a customer-by-customer basis, estimate all costs on new contracts, bid on and enter into new contracts, and control all costs for contracts in progress. It is understood and agreed that such pricing must be within the Company's tariff as modified from time to time by rate band adjustments authorized by the New York City Trade Waste Commission.

     (e) Commence, defend and control all legal actions, arbitrations, investigations and proceedings that arise due to events occurring in connection with the Accounts during the term of this Management agreement.

     (f) Maintain the Assets in good repair, order and condition, normal and reasonable wear and tear excepted.

     (g) Operate the Assets to service the Accounts, as determined in Manager's sole discretion.

     3.   Obligations of the Company.  After Closing under the Acquisition
          --------------------------
Agreement, the Company shall not, without the Manager's prior written consent:

     (a)  Modify, amend, or do anything to affect any of the Accounts;

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     (b)  Create or incur any indebtedness or other liability or obligation in connection with the Assets or Accounts;

     (c) Enter into or terminate any lease, agreement, contract or other commitment in connection with the Business;

     (d) Release or create or incur any mortgage, lien or other encumbrance with respect to the Assets, Business or Accounts;

     (e)  Sell, abandon or otherwise dispose of any of the Accounts;

     (f)  Make any commitment relating to any of the Accounts; or

     (g) Cancel or waive any claim or right with respect to the Accounts or Business.

The Company shall have no obligations other than those set forth in this Management Agreement.

     4.   Additional Agreements of Company.  The Company agrees that at all
          --------------------------------
times during the term of this Agreement the Company shall:

     (a) Do nothing, and permit nothing to be done (which is within the control of the Company), which will or might cause the Company to operate in an improper or illegal manner.

     (b) Not cause a default in any of the terms, conditions and obligations of any of the contracts and other agreements of the Company.

     (c) To the extent permissible by law, maintain its corporate existence in good standing, maintain in full force its licenses and permits in the State of New York and comply fully with all laws respecting its formation, existence, activities and operations.

     (d) Allow Manager and the employees, attorneys, accountants and other representatives of Manager full and free access to the Company's books and records, and all of the facilities of the Company so long as they relate to the Accounts.

     (e) Assist Manager to name itself as an additional named insured under all policies of insurance and give all notices and present all claims under all policies of insurance in due and timely fashion. All premiums for insurance shall be paid by the Manager.

     5.   Payroll Expenses.  Manager shall have the power to fix the
          ----------------
compensation of all persons employed to service the Accounts. It is understood that Manager will be solely responsible for supplying the personnel required to service the Accounts and will be responsible for all compensation to be paid.

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     6.   General and Administrative Activities.  To the extent that Manager
          -------------------------------------
shall deem it necessary or desirable, Manager shall have the power and authority to combine and integrate, at its own office (including those of an affiliate), the "general and administrative" (as such term is used in accounting practice) activities of the Business, including, but not limited to, all accounting, bookkeeping, record-keeping, paying, receiving and other fiscal or financial activities, with those of Manager.

     7.   Location.  During the term of this Agreement, the Accounts will be
          --------
serviced by Manager from the Business's facility located in 1281 Metropolitan Avenue, Brooklyn, N.Y. or any other location selected by Manager.

     8.   Billing and Compensation.  During the term of this Agreement, Manager
          ------------------------
will bill the Accounts in the name of the Company. Manager will collect all revenues and pay all expenses associated with servicing the Accounts. Manager will retain any and all profits and incur any and all losses resulting from servicing the Accounts. If any customer whose account is transferred hereunder pays Manager for services rendered by the Company prior to the date of this Agreement, Manager shall promptly pay said amount to the Company and the Company shall promptly pay to Manager all payments on the customer accounts which are received by the Company for services rendered by Manager, all in the manner set forth in the Acquisition Agreement.

     9.   Equipment.  During the term of this Management Agreement, all
          ---------
equipment utilized in servicing the Accounts will bear New York City decals issued to the Company. Manager will pay the cost of any decals, etc. issued during the term of this Management with respect to equipment utilized in servicing the Accounts. Manager may make any modifications to the equipment it deems necessary.

     10.  Term of Agreement; Termination of Rights.
          ----------------------------------------

     (a) The term of this Management Agreement shall commence on the latter of the date that (i) closing occurs under the Agreement and Plan of Reorganization dated October 23, 1996, as amended between Manager, Eastern Waste of L.I. Inc., Eastern Container Corporation, Eastern Environmental Services, Inc., Curbside Leasing, Inc., Waste Services, Inc., N.Y. Waste Services, Inc. and L.I. Waste Services, Inc. and (ii) the date that the management arrangement set forth in this Management Agreement is approved by the New York City Trade Waste Commission. This Management Agreement expires upon Closing under the Acquisition Agreement, or upon the termination of the Acquisition Agreement.

     (b) Company may, at its option, upon ten (10) days' written notice terminate this Management Agreement (if such default is not cured within such ten (10) day period or such longer period as required to effect a cure if a cure is commenced within 10 days and diligently prosecuted): (i) if Manager shall violate any material

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provision of this Management Agreement or the Acquisition Agreement; (ii) if
Manager shall violate or be in material breach of any provision, representation, warranty, covenant or undertaking herein; or (iii) if Manager (a) makes an assignment for the benefit of creditors, (b) is adjudicated a bankrupt, (c) files or has filed against it any bankruptcy, reorganization, liquidation or similar

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petition or any petition seeking the appointment of a receiver, conservator or other representative, or (d) proposes a composition arrangement with creditors. The date on which this Agreement is terminated pursuant to Section 10(a) above or this Section 10(b) is hereinafter referred to as the "Expiration Date".

     11.  Indemnification.
          ---------------

     (a) Manager shall indemnify, defend and hold harmless Company and its affiliates, their respective shareholders, officers, directors, employees, and agents, against and in respect of any and all losses, claims, damages, causes of action, actions, obligations, liabilities, deficiencies, suits, proceedings, actual out-of-pocket obligations and expenses (including cost of investigation, interest, penalties and reasonable attorneys' fees) (collectively, "Losses") arising out of or due to the operation of the Business by Manager, its affiliates, agents, servants and/or employees after Closing under the provisions of the Management Agreement. The obligations set forth in this Section 11(a) shall survive for a period of one (1) year following the Expiration Date.

     (b) Company shall indemnify, defend and hold harmless Manager and its affiliates, their respective shareholders, officers, directors, employees, and agents, against and in respect of any and all Losses arising out of or due to the operation of the Business by Company, its affiliates, agents, servants and/or employees prior to the commencement of the term of this Management Agreement. The obligations set forth in this Section 11(b) shall survive for a period of one (1) year following the Expiration Date.

     (c) If a party entitled to indemnification (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which a party is obligated to provide indemnification (the "Indemnifying Party") pursuant to subsections (a) and (b) of this Section, the Indemnitee shall promptly give the Indemnifying Party notice thereof (Indemnification Notice"). Such Indemnification Notice shall be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Management Agreement. Except as provided below, the Indemnifying Party may compromise, settle or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party's counsel shall cooperate in the compromise of, or defense against, any such asserted liability. If the Indemnifying Party provides the Indemnitee a defense to a third party claim at the Indemnifying Party's cost with a qualified attorney, Indemnitee may participate and/or monitor the defense with an attorney of the Indemnitee's selection (at the Indemnitee's own expense). Provided that the Indemnifying Party pays for the full cost of the settlement of any claim, the Indemnifying Party may settle any claim without the consent of the Indemnitee. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the

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Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     (d) If a party is entitled to indemnification under this Management Agreement and the Acquisition Agreement, the party seeking indemnification must elect to proceed under either this Section 11 or under Article VIII of the Acquisition Agreement, and may not seek indemnity under both this Management Agreement and the Acquisition Agreement.

     12.  Trade Waste Approval.  The parties acknowledge that this Management
          --------------------
Agreement as well as the Acquisition Agreement are subject to approval by the New York City Trade Waste Commission and they will cooperate in seeking such approval.

     13.  Additional Provisions.
          ---------------------

     (a) This Management Agreement sets forth the entire understanding and agreement among he parties hereto with reference to the subject matter hereof and may not be modified, amended, discharged or terminated except by a written instrument signed by the parties hereto.

     (b) This Management Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made, delivered and to be performed within such State.

     (c) This Management Agreement may not be assigned by Company or Manager, except that Manager may in its sole discretion assign this Management Agreement to a properly licensed affiliate performing similar types of services. Upon any assignment Manager shall remain primarily liable and also be jointly and severally liable to Company for performance of Manager's duties herein.

     (d) All of the terms and provisions of this Management Agreement shall be binding upon, inure to the benefit of, and be enforceable by each of the parties hereto and their respective successors and assigns. Except for affiliates of the Company and Manager and their respective shareholders, officers, directors, employees and agents, no person other than the parties hereto shall be a third party beneficiary of this Management Agreement or have any rights hereunder.

     (e) No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other rights, power or remedy.

     (f) No publicity release or announcement concerning this Management Agreement or the transactions contemplated hereby shall

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be issued without advance approval of the form and substance thereof by Company.

     (g) Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to the addressee, telecopied to the addressee or mailed, certified or registered mail, or sent by a nationally recognized express courier service, postage or sending charges prepaid, and shall be deemed given when so delivered personally, telecopied, if by certified or registered mail, four days after the date of mailing, or if by express courier service, two days after the date of sending, as follows:

          (i)    If to the Company, to:

                 Vincent Morea
                 One Laredo Drive
                 Colts Neck, N.J. 07722

                 with a copy to:

                 Rivkin, Radler & Kremer
                 EAB Plaza
                 Uniondale, N.Y. 11556-0111
                 Attn: Barry R. Shapiro, Esq.


          (ii)   If to Manager, to:

                 Eastern Environmental Services, Inc.
                 1000 Crawford Place
                 Mt. Laurel, NJ 08054

                 With a copy to:

                 Robert M. Kramer, Esq.
                 1150 First Avenue, Suite 900
                 King of Prussia, PA 19406

and to such other address of addresses as the Company or Manager, as the case may be, may designate to the other by notice as set forth above.

     (h) Any legal action, suit or proceeding arising out of or relating to this Management Agreement or the transactions contemplated hereby may be instituted in any state or Federal court located in New York City, State of New York, and each party waives any objection which such party may not or hereafter have to the laying of the venue of any such action, suit or proceeding, an d irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by registered or certified

                                      -8-
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mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right to any party to service of process in any other manner permitted by law.

     (i) If any provision of this Management Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Management Agreement, all of which shall remain in full force and effect.

     (j) This Management Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     (k) The headings in this Management Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Management Agreement.

     (l) Manager shall name Company as an additional insured on liability policies and shall provide Company evidence of same within five (5) days of execution of this Management Agreement.

     IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the date first above written.

                              EASTERN WASTE OF NEW YORK, INC.



                              By: /s/ Robert Kramer
                                  -------------------------------
                                  Robert M. Kramer
                                  Executive Vice President



                              CONEY ISLAND RUBBISH REMOVAL, INC.



                              By: /s/ Vincent Morea
                                  -------------------------------
                                  Vincent Morea
                                  President

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